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EXHIBIT 1

                                JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(f) under the Securities and Exchange Act of 1934, as amended, the parties named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D with respect to the securities of the company named below:

DATED: March 9, 2000

COMPANY: Trism, Inc.

SECURITIES: Common Stock


                                                PARTIES

                                         ALPINE ASSOCIATES,
                                         A Limited Partnership

                                   By: Eckert Corp.
                                   By:  /S/VICTORIA ECKERT
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                                         ALPINE PARTNERS, L.P.

                                   By: Eckert Corp.
                                   By:  /S/VICTORIA ECKERT
                                       ----------------------